EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of TPT Global Tech, Inc. (the “Company”) on Form S-1 of our report dated August 25, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of TPT Global Tech, Inc. as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

December 15, 2017